UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x] Definitive Information Statement

NETFRAN DEVELOPMENT CORP.
(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

Contact person: Arne Dunhem
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182
Tel (703) 918-2430

NETFRAN DEVELOPMENT CORP.
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

April 27, 2005

To the Stockholders of Netfran Development Corp.:

The purpose of this Notice and the attached Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, February 23, 2005, that our Board of Directors has recommended, and that the holders of a majority of our common stock as of such record date have approved, by written consent in lieu of a special meeting of stockholders dated February 23, 2005, the following corporate actions:

1.	Amending our Articles of Incorporation to change our name from “Netfran Development Corp.” to “Ariel Way, Inc.”;
2.
Amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock; and

3.	Amending our Articles of Incorporation to authorize the creation of “blank check” preferred stock (as described in more detail in the Information Statement accompanying this Notice).

This Notice and the attached Information Statement are being circulated to advise our stockholders of certain actions that have already been approved by written consent of our stockholders who collectively hold a majority of the voting power of our common stock. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

By Order of the Board of Directors:

/s/ Arne Dunhem
Arne Dunhem
Chairman, President and Chief Executive Officer
April 27, 2005

NETFRAN DEVELOPMENT CORP.
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE
SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is circulated to advise the stockholders of Netfran Development Corp., a Florida corporation (“we,” “us,” “our” or the “Company”), of certain corporate actions taken without a stockholders meeting upon the written consent of the holders of a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, such corporate actions will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate actions to be effective twenty days after the mailing of this Information Statement are as follows:

1.	Amending our Articles of Incorporation to change our name from “Netfran Development Corp.” to “Ariel Way, Inc.”;
2.
Amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 50,000,000 shares, consisting solely of our common stock, to a total of 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock; and

3.	Amending our Articles of Incorporation to authorize the creation of “blank check” preferred stock (as described in more detail in this Information Statement).

OUTSTANDING SHARES AND VOTING RIGHTS

Section 607.0704 of the Florida Business Corporations Act allows any action that can be taken at an annual or special meeting of stockholders of a Florida corporation to be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of a majority of the outstanding stock of each voting group entitled to vote. Currently, our only class of securities entitled to vote on the matters to be acted upon is our common stock, of which the total amount presently authorized is 50,000,000 shares and the total amount presently outstanding is approximately 37,986,943 shares, with each share being entitled to one vote.

The record date for determination of the holders of our common stock entitled to vote or give consent concerning the corporate actions described above is February 23, 2005.  The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of such corporate actions. Stockholders owning 27,419,114 shares of our common stock, which constitutes approximately 72%, and a majority, of the outstanding voting securities of the Company, have approved resolutions to effect such corporate actions.  No other votes are required or necessary.  We anticipate effecting the amendments to our articles of incorporation described above within three weeks after the date that this Information Statement is mailed to our stockholders.

APPROXIMATE DATE OF MAILING: April 28, 2005.

Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively, have been timely filed with the SEC and may be viewed on the SEC’s website at http://www.sec.gov/cgi-bin/srch-edgar by typing in “Netfran” in the Edgar Archives. We are presently “current” in the filing of all SEC reports required to be filed by us.

CHANGE OF CONTROL

On December 29, 2004, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Ariel Way, Inc., a Delaware corporation (“Ariel Way”), and the stockholders of Ariel Way (the “Ariel Way Stockholders”), which was subsequently amended on January 20, 2005, pursuant to which the Company agreed to acquire all of Ariel Way’s issued and outstanding shares of common stock (the “Ariel Way Stock”) in exchange for issuance of 33,289,434 shares of our common stock to the Ariel Way Stockholders (the “Acquisition”).

In connection with the Acquisition, Elliot Krasnow, our President and Chief Executive Officer and a member of our Board of Directors, and Robert S. Steinberg, our Chief Financial Officer and the other member of our Board of Directors, each resigned all of their respective positions with the Company. Messrs. Krasnow and Steinberg were each members of the management team associated with our franchising business, which we discontinued when we consummated the Acquisition and adopted Ariel Way’s business model of providing voice, data and converged highly secure global data solutions. Messrs. Krasnow and Steinberg each resigned from our Board of Directors in connection with the Acquisition and the resulting change of our business model and there were no disagreements between the Company and Messrs. Krasnow and Steinberg.

In connection with the Acquisition, Arne Dunhem, Anand Kumar, Todd W. Rowley, Lloyd Griffiths, Leif T. Carlsson and Bob Bova (who were the members of the Ariel Way Board of Directors prior to the Acquisition) were elected to our Board of Directors. In addition, in connection with the Acquisition, Arne Dunhem was appointed to serve as our Chairman, President and Chief Executive Officer, Voula Kanellias was appointed to serve as our Chief Financial Officer, Anand Kumar was appointed to serve as our Executive Vice President and Bob Bova was appointed to serve as President of our Enfotec, Inc. subsidiary (each such person held a comparable position with Ariel Way prior to the Acquisition).

The closing date of the Acquisition was February 2, 2005. Effective as of the closing of the Acquisition:

•	Ariel Way became our wholly-owned subsidiary;

•	the Ariel Way Stockholders were issued an aggregate of 33,289,434 shares of our common stock,

•
all issued and outstanding options to purchase shares of Ariel Way Stock were exchanged for options to purchase shares of our common stock, at a ratio of 1.6762 shares of our common stock for each share of Ariel Way Stock, and the exercise price of each such option was adjusted from $0.125 to $0.075; and

•
all issued and outstanding warrants to purchase shares of Ariel Way Stock were exchanged for warrants to purchase shares of our common stock, at a ratio of 1.6762 shares of our common stock for each share of Ariel Way Stock, and the exercise price of each such warrant would have been adjusted to equal the existing exercise price of $0.01 per share divided by 1.6762 (approximately $0.005965), but the holders of such warrants agreed to waive such exercise price adjustment and, as a result, the exercise price remained at $0.01 per share.

After the closing of the Acquisition, Messrs. Rowley, Griffiths and Bova resigned from our Board of Directors. The effective date of the resignations of Messrs. Rowley and Griffiths was March 14, 2005 and the effective date of the resignation of Mr. Bova was March 17, 2005. In connection with their resignations, Messrs. Rowley and Griffiths each forfeited the Company stock options that they received in exchange for their Ariel Way stock options as a result of the Acquisition. Messrs. Rowley, Griffiths and Bova were members of the Ariel Way Board of Directors who served Ariel Way through its acquisition by the Company and thereby became members of our Board of Directors, but resigned from our Board of Directors following the consummation of such Acquisition due to demands on their time from other professional and personal activities. There we no disagreements between the Company and Messrs. Rowley, Griffiths and Bova.

For information regarding the number of shares of our common stock and respective percentages of our issued and outstanding common stock beneficially owned by each of the Ariel Way Stockholders and other persons and entities affiliated with them, we refer you to the information set forth in the beneficial ownership table under the heading “Securities Ownership of Management and Principal Stockholders” in this Information Statement.

On January 24, 2005, in contemplation of the closing of the Acquisition and the resulting change in control of our Board of Directors, we filed an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission. On February 8, 2005, we filed a Form 8-K with the Securities and Exchange Commission concerning the closing of the Exchange Agreement transaction. On February 10, 2005, we filed a Form 8-K with the Securities and Exchange Commission describing the changes to our officers and directors resulting from the Acquisition. On March 17, 2005, we filed a Form 8-K with the Securities and Exchange Commission describing the resignations of Messrs. Rowley and Griffiths from our Board of Directors. On April 4, 2005, we filed a Form 8-K with the Securities and Exchange Commission describing the resignation of Mr. Bova from our Board of Directors.

PURPOSE OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION

Our Board of Directors has unanimously adopted resolutions approving amending our Articles of Incorporation as described below by filing Articles of Amendment to our Articles of Incorporation, in the form attached hereto as Exhibit A, with the Florida Secretary of State, and recommended taking such action to the Company’s stockholders. The holders of a majority of the outstanding shares of our common stock have approved taking such action by execution of a written consent in lieu of a special meeting of stockholders. More precisely, the Articles of Amendment to our Articles of Incorporation were authorized by a written consent in lieu of stockholder meeting executed pursuant to Section 607.0704 of the Florida Business Corporations Act, as amended, by the nine (9) persons and entities who collectively hold approximately 72% of the Company’s outstanding stock (all of whom are listed in the schedule entitled “Securities Ownership of Management and Principal Stockholders” in this Schedule 14C). On February 23, 2005, Arne Dunhem, our Chairman, President and Chief Executive Officer, held a conference call with such stockholders in which he discussed the proposed Articles of Amendment to our Articles of Incorporation. Immediately thereafter, Mr. Dunhem circulated the written consent to such stockholders by electronic mail and each such stockholder then executed the written consent and returned a signed written consent to the Company

Change our name from “Netfran Development Corp.” to “Ariel Way, Inc.”

Our Board of Directors believes that amending our Articles of Incorporation to change the name of the Company from “Netfran Development Corp.” to “Ariel Way, Inc.” is in the Company’s best interests because it will more accurately reflect our business following the acquisition by the Company of Ariel Way, a developmental stage technology company which was formed to provide voice, data and converged highly secure global communications solutions (as described above under the heading “Change of Control”), and the Company’s discontinuance of our franchise business. It will not be necessary for stockholders to exchange their existing stock certificates for new stock certificates reflecting the name change. If stockholders desire to sell some or all of their shares after the name change has been effected, delivery of stock certificates with the previous name of the Company will be sufficient.

Increase of our authorized shares of Common Stock

Without giving effect to the Articles of Incorporation, the total authorized shares of capital stock of the Company consists of 50,000,000 shares, all of which are designated common stock. The Articles of Amendment provide for total authorized shares of capital stock of the Company of 250,000,000 shares, of which 245,000,000 will be common stock and 5,000,000 will be “blank check” preferred stock (the purposes for authorizing the “blank check” preferred stock are discussed in more detail below).

We believe that the increase in authorized common stock is necessary to ensure that there will be sufficient shares of common stock available for issuance in connection with:

•	future capital raising, given recent trading prices of the Company’s common stock (approximately $0.30 per share);

•	the Company’s acquisition strategy;

•	the exercise of stock options and grants under the Company’s 2003 Stock Incentive Plan; and

•	the conversion of any convertible preferred stock that is issued in the future pursuant to the “blank check” preferred stock provision.

As mentioned above, the increase in authorized common stock will provide the Company with flexibility for future capital raising or acquisitions. The Company plans to pursue a strategy of acquiring other companies using shares of our common stock as consideration. Any such issuances of our common stock could be authorized by our Board of Directors without further action on the part of our stockholders. The increase in the amount of authorized shares of common stock is intended to ensure sufficient reserves of common stock for such purposes and to reduce the likelihood of additional increases in the future, which could be costly and time consuming. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of such additional shares of common stock.

The issuance of additional shares of our common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, issuance by us of additional shares of common stock could have an effect upon the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the total number of our outstanding shares caused by the issuance of additional shares of common stock will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment in the Company could be adversely affected.

The additional shares of common stock to be authorized by the Articles of Amendment will have rights identical to the currently outstanding common stock. Adoption of the Articles of Amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

Authorization of “Blank Check” Preferred Stock

In addition to the increase in our authorized common stock, the Articles of Amendment also authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, upon effectiveness of the Article of Amendment, our Board of Directors will be authorized, without stockholder approval, to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common stockholders’ interests in the Company and depress the price of our common stock. In addition, although we do not presently intend to use the “blank check” preferred stock provision for such purpose, preferred stock authorized under such provision could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company (as described in more detail below).

Our Board of Directors believes that authorization of “blank check” preferred stock is in the best interests of the Company and its stockholders because it is advisable to have the ability to authorize such shares of preferred stock and have them available for, among other things, possible issuances in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other corporate purposes. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of shares of our “blank check” preferred stock.

Effectiveness of Amendments

The amendments to our Articles of Incorporation described above will become effective upon the filing of the Articles of Amendment with the Secretary of State of Florida.

Potential Anti-Takeover Effect.

Increase in the amount of our authorized but unissued shares of common stock and adoption of a “blank check” preferred stock provision could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, neither the increase in the number of authorized shares of our common stock nor the adoption of the “blank check” preferred stock contained in the Articles of Amendment to our Articles of Incorporation is the result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. We have no present intention to use the increase in the number of authorized shares of our common stock or the “blank check” preferred stock for anti-takeover purposes. Our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company, nor are the Articles of Amendment a part of an anti-takeover strategy.

NO DISSENTERS’ RIGHTS

None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed upon or judicially appraised value for their shares.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table set forth certain information regarding the beneficial ownership of our common stock as of April 27, 2005 by: (i) each stockholder who is known by the Company to own beneficially more than five percent of our outstanding common stock, (ii) each current director of the Company, (iii) the Company’s current executive officers, and (iv) by all current executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding
Arne Dunhem (2) 8000 Towers Crescent Drive, Suite 1220 Vienna, VA 22182	12,739,120	33.5%
Anand Kumar 3408 Waples Glen Court Oakton, VA 22124	4,693,360	12.4%
Magdy Battikha 18503 Carriage Walk Cir. Gaithersburg, MD 20879	1,843,820	4.9%
Voula Kanellias 2 Hancock Road Needham, MA 02492	1,508,580	4.0%
Leif T. Carlsson 8000 Towers Crescent Drive, Suite 1220 Vienna, VA 22182	310,097	*
Market Central, Inc. (3) 1650A Gum Branch Road Jacksonville, NC 28540	3,352,400	8.8%
Cornell Capital Partners, LP (4) 101 Hudson Street, Suite 3700 Jersey City, NJ 07302	3,318,876	8.7%
All current directors and executive officers as a group	21,334,942	56.2%

*	Less than 1%
(1)
Applicable percentage of ownership based on 37,986,943 shares of common stock outstanding, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that will be exercisable within sixty days of April 27, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents 6,369,560 shares held directly by Mr. Dunhem and 6,369,560 shares held privately by the Dunhem Family Partnership. Arne Dunhem, the Chairman, President and Chief Executive Officer of the Company, and his wife Eva jointly and equally make all investment decisions of The Dunhem Family Partnership.

(3)	Doyal Bryant, the President and CEO of Market Central, Inc., makes all investment decisions on behalf of Market Central, Inc.
(4)
All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors, LLC.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by the Company. The distribution will be made by mail. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below. We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE MATTERS DISCUSSED HEREIN, PLEASE CONTACT: ARIEL WAY, INC., 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182, (703) 918-2430.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors:

/s/ Arne Dunhem
Arne Dunhem
Chairman, President and Chief Executive Officer
April 27, 2005

EXHIBIT A:

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
NETFRAN DEVELOPMENT CORP.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, as amended (the “FBCA”), the undersigned, on behalf of Netfran Development Corp., Florida corporation (the “Corporation”), hereby submits the following information:

1. The Articles of Incorporation of the Corporation (the “Articles of Incorporation”) are hereby amended to change the name of the Corporation. Article 1 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The name of this corporation is ARIEL WAY, INC.”

2. The Articles of Incorporation are hereby amended to change the capital stock of the Corporation. Article 3 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock of all classes which this corporation shall have authority to issue is 250,000,000 shares, of which 245,000,000 shares shall be common stock, par value $.001 per share (“Common Stock”), and 5,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”). Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock adopted by the Board of Directors of the Corporation pursuant to the authority granted in this paragraph.”

3. These Articles of Amendment were duly adopted at a meeting of the Board of Directors of the Corporation held on February 23, 2005 and approved by the written consent of the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, effective as of February 23, 2005.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of ___________ __, 2005.

NETFRAN DEVELOPMENT CORP.

By:	/s/ Arne Dunhem
Arne Dunhem, Chairman, President and Chief Executive Officer